Exhibit 99.1

News Release

BURGER KING® FRANCHISEE YI-KO HOLDING GmbH ACQUIRES COMPANY-OWNED BURGER KING® RESTAURANTS IN GERMANY

Acquisition Part of Burger King Worldwide Inc.’s Global Refranchising Strategy and Includes

Development Commitment in Germany

MIAMI & MUNICH –May 2, 2013 – Burger King Worldwide, Inc. (NYSE: BKW) today announced the sale of its wholly-owned subsidiary Burger King GmbH and its 91 company-owned BURGER KING® restaurants in Germany to Yi-Ko Holding GmbH, owned and operated by Mr. Ergün Yildiz and Mr. Alexander Kolobov. As part of the transaction, Yi-Ko Holding GmbH has agreed to develop new BURGER KING® restaurants during the next five years and remodel an additional 57 BURGER KING® restaurants during the next 18 months.

“Germany is our biggest market outside of the U.S. and we believe that this country still offers significant potential for the BURGER KING® brand. The experience of Ergün Yildiz, a long-standing restaurant operator in Germany with a strong commitment to the brand for more than a decade, and his partnership with Alexander Kolobov are huge assets to accelerate the modernization and growth of the BURGER KING® brand in Germany,” said José Cil, president, EMEA, BKW.

“Alexander Kolobov has been the driving force behind the spectacular expansion of BURGER KING® restaurants in Russia during the past three years. We are confident that the combination of Alex’s and Ergün`s expertise in operating restaurants and the expansion of the restaurant network will greatly improve the presence and the perception of the BURGER KING® brand in Germany,” added Andreas Bork, vice president & general manager, DACH region, Burger King Beteiligungs GmbH.

Ergün Yildiz, chief executive officer of Yi-Ko Holding GmbH stated, “We are excited about the opportunity to become the biggest BURGER KING® franchisee in Germany and the major contributor to the brand’s growth in this important market. We are committed to investing heavily in the remodeling of the existing restaurant portfolio and to significantly expand the restaurant network in the coming years.” Alexander Kolobov added, “There is still a lot of room for growth in the German market. Together with my partner Ergün Yildiz and with the BURGER KING® team, we are committed to capturing this potential and to significantly grow the footprint of the BURGER KING® brand in Germany.”

Further commenting on this transaction, Andreas Bork emphasized the company’s commitment to the German market: “Germany is one of the most important markets worldwide. Through the partnership with Yi-Ko Holding GmbH our brand is better positioned than ever to take advantage of the numerous growth opportunities in this country. Together with our more than 160 franchise partners in Germany, we will continue on our path towards becoming the most profitable QSR player.”

FORWARD LOOKING STATEMENTS

This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects”, “intends” or similar expressions, and include statements regarding BKW’s expectations regarding the growth opportunities in Germany, the ability of Yi-Ko Holding GmbH to capitalize on these opportunities and rapidly expand the presence of the BURGER KING® brand in this country and the ability of BKW to become the most profitable QSR player. These forward-looking statements may be affected by risks and uncertainties in BKW’s business and market conditions. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in filings made by BKW with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K. BKW wishes to caution readers that certain important factors may have affected and could in the future affect BKW’s actual results and could cause BKW’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of BKW, including the risk that Yi-Ko Holding GmbH will not be successful in opening BURGER KING® restaurants in Germany or that the opportunities to open restaurants in this country will decline. BKW undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

ABOUT BURGER KING WORLDWIDE

Founded in 1954, BURGER KING® (NYSE: BKW) is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in over 13,000 locations serving more than 11 million guests daily in 88 countries and territories worldwide. Approximately 99 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades.To learn more about Burger King Worldwide, please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

ABOUT YI-KO HOLDING GmbH

Yi-Ko Holding GmbH is based in Stade, Germany. Ergün Yildiz and Alexander Kolobov are 50/50 shareholders in Yi-Ko Holding GmbH.

Media Contacts:

For Burger King Worldwide, Inc.:

Miguel Piedra, Global Communications

305-378-7277

mediainquiries@whopper.com

BURGER KING® contact in Germany:

Michaela Kralovska, Ass. Manager, Communications & Public Affairs, EMEA

Emanate Press office:

TELEFON:	089 / 12 44 50
MAIL:	burgerking@emanatepr.com

For Yi-Ko Holding GmbH:

Info@burgerking-gmbh.org